STOCK PURCHASE AGREEMENT

                                  By and Among

                          Casual Dining Ventures, Inc.

                                       and

                            DAKA International, Inc.

                                       and

              Champps Development Group, Inc., Steven J. Wagenheim, Arthur E. Pew, III, PDS Financial Corporation, Douglas B. Tenpas

                                       and

     Certain Other Stockholders of Americana Dining Corp. named on Exhibit A






                           Dated as of March 18, 1996

                                TABLE OF CONTENTS



ARTICLE VI. TERMINATION OF AGREEMENT
Section 6.01. Termination
Section 6.02. Effect of Termination
Section 6.03. Right to Proceed

ARTICLE VII. SURVIVAL; INDEMNIFICATION
Section 7.01 Survival of Representations, Warranties, Etc.
Section 7.02. Indemnification by the Sellers
Section 7.03. Limitations on Indemnification by Stockholders
Section 7.04. Indemnification by the Company
Section 7.05 No Limitation of Rights
Section 7.06. Notice; Defense of Claims

ARTICLE VIII. REGISTRATION RIGHTS
Section 8.01. Definitions
Section 8.02 Resale Registration
Section 8.03 Registration Procedures
Section 8.04 Registration Expenses
Section 8.05 Indemnification and Contribution
Section 8.06 Restrictions on Sale
Section 8.07 Transfer of Registration Rights

ARTICLE IX. MISCELLANEOUS
Section 9.01. Law Governing
Section 9.02. Notices
Section 9.03. Prior Agreements Superseded
Section 9.04. Assignability
Section 9.05. Fees and Expenses
Section 9.06. Publicity and Disclosures
Section 9.07. Captions and Gender
Section 9.08. Execution in Counterparts
Section 9.09. Certain Remedies; Severability
Section 9.10. Amendments; Waivers
Section 9.11. Exhibits and Schedules


Exhibit A - Certain Stockholders of Americana Dining Corp.
Exhibit 5.01(b) - Form of Corporate Opinion of Sellers' Counsel
Exhibit 5.02(b)(i) - Form of Opinion of Company's Counsel
Exhibit 5.02(d) - Forms of DAKA, ADC and Edgebrook, Inc. Releases

                            STOCK PURCHASE AGREEMENT


         This Stock Purchase Agreement (the "Agreement") is made as of this 18th day of March, 1996, by and among DAKA International, Inc., a Delaware corporation ("DAKA"), Casual Dining Ventures, Inc., a Delaware corporation and a wholly-owned subsidiary of DAKA ("CDVI"), Champps Development Group, Inc., a Minnesota corporation ("CDG"), Steven J. Wagenheim, the sole stockholder of CDG ("Wagenheim"), Arthur E. Pew, III ("Pew"), PDS Financial Corporation ("PDSFC"), Douglas B. Tenpas (for himself or for the benefit of his former spouse, who is also a signatory to this Agreement) ("Tenpas") and such of the other stockholders of Americana Dining Corp., a Delaware corporation ("ADC"), named on Exhibit A attached hereto who may after the date hereof and prior to the Closing (as defined herein) become parties to this Agreement by executing and delivering a counterpart of this Agreement (each an "Other Selling Stockholder" and collectively the "Other Selling Stockholders"). CDG, Wagenheim, Pew, PDSFC, Tenpas and the Other Selling Stockholders are referred to herein individually as a "Seller" and collectively as the "Sellers". DAKA and CDVI are referred to herein collectively as the "Company".


                               W I T N E S S E T H

         WHEREAS, CDG is the record and beneficial owner of 434,000 shares of common stock, par value $.01 per share, of ADC ("ADC Common Stock") and Wagenheim is the President of ADC; and

     WHEREAS, Pew is the record and beneficial owner of 140,000 shares of ADC Common Stock; and

     WHEREAS, PDSFC is the record and beneficial owner of 20,000 shares of ADC Common Stock; and

     WHEREAS, Tenpas is the record and beneficial owner of 50,000 shares of ADC Common Stock; and

     WHEREAS, the Other Selling Stockholders listed on Exhibit A hereto are the record and beneficial owners of his, her or its shares of ADC Common Stock; and

     WHEREAS, all shares of ADC Common Stock owned beneficially and of record by all Sellers are hereinafter referred to collectively as the "Shares;" and

     WHEREAS, CDVI is the record and beneficial owner of 1,400,000 shares of ADC Common Stock and of 466,667 shares of preferred stock, par value $.01 per share, of ADC and DAKA is the record and beneficial owner of all issued and outstanding shares of capital stock of CDVI; and

     WHEREAS, Sellers desire to transfer to CDVI all of the Shares in exchange for shares of the common stock, par value $.01 per share, of DAKA (the "DAKA Common Stock") to be issued by DAKA to CDVI and immediately transferred by CDVI to Sellers and CDVI desires to acquire from Sellers all of the Shares in exchange for such shares of DAKA Common Stock in an arrangement qualifying as a reorganization under the provisions of Section 368(a)(1)(B) of the Internal Revenue Code of 1986, as amended (the "Code"), whereby, after giving effect to such transactions, CDVI will own beneficially and of record in excess of 80% of the issued and outstanding shares of ADC Common Stock, on the terms and conditions hereinafter set forth;

     NOW THEREFORE, in consideration of the foregoing and the mutual covenants and agreements hereinafter set forth, the parties hereto agree as follows:

                     ARTICLE I. PURCHASE AND SALE OF SHARES

Section 1.01. Plan; Purchase and Sale of the Shares

     CDVI and Sellers hereby adopt a plan of reorganization pursuant to the provisions of Section 368(a)(1)(B) of the Code. The terms and conditions governing this plan of reorganization are hereinafter set forth. Subject to the terms and conditions of this Agreement and in reliance on the representations, warranties and covenants herein set forth, CDVI hereby agrees to purchase from the Sellers, and the Sellers hereby agree to sell and deliver to CDVI, at the Closing (as hereinafter defined in Section 1.05 hereof), the Shares free and clear of any and all liens, claims, options, charges, encumbrances or rights of any nature ("Claims").

Section 1.02. Consideration

     Subject to the terms and conditions of this Agreement and in reliance on the representations, warranties and covenants set forth herein, and in consideration of the sale and delivery by the Sellers of the Shares, CDVI hereby agrees to issue to the Sellers .18182 of one share of DAKA Common Stock, for each Share of ADC Common Stock sold and delivered to CDVI, subject to possible adjustment, as provided in Section 1.03 hereof. No fractional shares will be issued by CDVI to the Sellers. Instead, the total number of shares of DAKA Common Stock to be issued to each Seller (regardless of whether such Seller's Shares are represented by a single or multiple certificates) will be rounded up or down to the nearest number of whole shares of DAKA Common Stock (or in the case of .5, to the next higher whole number). Reference is made to the representations and warranties of the Sellers set forth in Section 2.04 hereof, including, without limitation, the acknowledgment and understanding that (a) the DAKA Common Stock to be issued to the Sellers hereunder has not been registered under the Securities Act of 1933, as amended (the "Securities Act"), or any state securities laws, (b) the DAKA Common Stock to be issued to the Sellers hereunder will be subject to transfer restrictions under the Securities Act and applicable state securities laws and may not be transferred unless (x) it is subsequently registered under the Securities Act and applicable state securities laws or (y) there is delivered to DAKA an opinion of counsel satisfactory to DAKA that such registration is not required,and (c) DAKA will place a restrictive legend to the foregoing effect on the certificate(s) representing the DAKA Common Stock to be issued to the Sellers hereunder.

Section 1.03. Adjustments to Consideration

     In the event that (a) on the Closing Date (as such term is hereinafter defined), the Closing Price (as such term is hereinafter defined) of a share of DAKA Common Stock is less than $21.00 per share and (b) Sellers owning a majority of the Shares elect to terminate this Agreement pursuant to Section 6.01(e) hereof, then CDVI will have the right to rescind such termination by adjusting the consideration for the Shares as follows, in which case the Sellers will be obligated to proceed with the sale and delivery of the Shares: in consideration for each Share of ADC Common Stock to be sold by each of the Sellers, CDVI will deliver a fraction of one share of DAKA Common Stock (determined to the nearest one-tenth of one-thousandth of a share) calculated by multiplying (i) .18182 by (ii) the quotient of (x) $21.00 divided by (y) the Closing Price. For purposes of this Agreement, the term "Closing Price" shall mean the average per share closing sale price of DAKA Common Stock as reported on the Nasdaq National Market over the twenty (20) trading days immediately preceding the second trading day prior to the Closing Date. Notwithstanding the foregoing, if between the date of this Agreement and the Closing Date the outstanding shares of DAKA Common Stock or ADC Common Stock are changed into a different number of shares or a different class or series, by reason of any stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares, the consideration described above shall be correspondingly and proportionately adjusted to reflect such stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares.

Section 1.04. General Releases

     (a) Each Seller, by executing and delivering this Agreement, and in consideration of the covenants and agreements of the Company contained herein and other good and valuable consideration hereby:

(i) releases and discharges ADC, DAKA, and their respective subsidiaries, each of the present and former stockholders, directors, officers, employees and agents of ADC, DAKA, and their respective subsidiaries, affiliates of any of the foregoing and their respective successors and assigns (each a "Released Party") of and from any and all commitments, indebtedness, suits, demands, claims, obligations and liabilities, contingent or otherwise, of every kind and nature, including claims and causes of action both at law and in equity, which such Seller and/or his or her or its successors, heirs, executors, administrators or assigns ever had, now has or, to the extent arising from or in connection with any act, omission or state of facts taken or existing on or prior to the date hereof and the Closing
     Date, may have after the date hereof against any Released Party, whether asserted, unasserted, absolute, contingent, known or unknown, other than claims or causes of action arising under or pursuant to this Agreement, and each document executed in connection herewith, including, without limitation, rights to indemnification under Article VII of this Agreement; and

(ii) waives any rights such Seller may have under that certain Shareholders Agreement dated as of March 28, 1994, by and among ADC and the stockholders of ADC (the "Shareholders Agreement"), including, without limitation, any rights of first refusal and any rights of pro rata participation.

     (b) The foregoing release shall be fully effective and unconditional upon execution and delivery of this Agreement and shall not be affected by termination of this Agreement other than (i) termination by the Company in breach of the provisions of Section 6.01 hereof or (ii) termination by the Sellers pursuant to Section 6.01(d) hereof.

     (c) Notwithstanding the foregoing general releases, no Seller who is employed by ADC shall be deemed to have waived or released any claim against ADC for wages or benefits due from ADC that are due and payable on or prior to the Closing Date.

Section 1.05. Closing

     The sale and delivery and the purchase and acceptance of the Shares (the "Closing") shall take place at the offices of the Company on the day on which all of the conditions to Closing set forth in Article V (other than conditions to be satisfied at the Closing which shall be satisfied or waived as of the Closing) have been satisfied or waived in accordance with the terms hereof, such day being referred to herein as the Closing Date.

Section 1.06. Deliveries at Closing

     At the Closing, (a) DAKA shall issue to CDVI the number of shares of DAKA Common Stock to be delivered by CDVI to the Sellers hereunder in consideration of the Shares and CDVI shall execute in favor of and deliver to DAKA a promissory note in an original principal amount equal to the product of (x) the Closing Price on the Closing Date by (y) such number of shares of DAKA Common Stock; (b) each Seller shall deliver a certificate or certificates representing all Shares owned beneficially and of record by such Seller, together with stock powers (or the equivalent) duly executed in blank and such other documents as may be required to transfer to CDVI good and valid title to such Shares free and clear of all Claims, (c) CDVI shall deliver to each Seller a certificate or certificates representing the appropriate number of shares of DAKA Common Stock bearing the legend provided in Section 2.04(d) hereof issued in the name of such Seller and (d) each Seller shall resign any office such Seller holds as a director and/or officer of ADC effective as of the Closing Date. All transfer, excise or similar taxes arising out of the sale or delivery of the Shares to CDVI shall be paid by the Sellers.

Section 1.07. Actions Subsequent to Closing

     The Sellers and the Company after the Closing, and without further consideration, shall from time to time execute and deliver or cause to be executed and delivered such further instruments of transfer, assignments, consents or documents as may be reasonably necessary or appropriate to carry out the intent and purposes hereof.

            ARTICLE II. REPRESENTATION AND WARRANTIES OF THE SELLERS

Section 2.01. Making of Representations and Warranties

     As a material inducement to the Company to enter into this Agreement and to consummate the transactions contemplated hereby, each of CDG, Wagenheim, Pew, PDSFC, Tenpas and the Other Selling Stockholders, severally as to himself, herself or itself only and not jointly, hereby make to the Company the representations and warranties contained in this Article II.

Section 2.02. Ownership of Capital Stock; Related Rights

     (a) Each Seller owns beneficially and of record all of the Shares set forth or referred to in the preamble hereof, as applicable. Upon delivery to CDVI at the Closing of the certificates representing the Shares duly endorsed in blank for transfer or with stock powers attached duly executed in blank, against delivery of the consideration therefor described in Article I hereof, good and valid title to the Shares shall be transferred to CDVI, free and clear of any and all Claims.

     (b) Except for the Shareholders Agreement, no Seller has any outstanding subscriptions, options, warrants, commitments, agreements, arrangements or commitments of any kind for or relating to the issuance, or sale of, or outstanding securities convertible into or exchangeable for, any shares of capital stock of any class or other equity interests of ADC; (b) no Seller has any preemptive right, right of first refusal or similar right to acquire the Shares or any other shares of capital stock of ADC in connection with the transactions contemplated by this Agreement or otherwise; (c) there are no restrictions on the transfer of the Shares, other than those imposed by relevant state and federal securities or insurance laws; (d) ADC has no obligation to purchase, redeem or otherwise acquire any of the Shares or to pay any dividend or make any other distribution in respect thereto; and (e) there are no voting trusts or proxies relating to any of the Shares.

Section 2.03. Authority of Sellers

     (a) Each Seller has full authority, power and (if an individual) capacity to enter into this Agreement and each agreement, document and instrument to be executed and delivered by or on behalf of such Seller pursuant to or as contemplated by this Agreement and to carry out the transactions contemplated hereby and thereby. This Agreement and each agreement, document and instrument to be executed and delivered by such Seller or pursuant to or as contemplated by this Agreement constitute, or when executed and delivered by such Seller will constitute, valid and binding obligations of such Seller enforceable in accordance with their respective terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and other laws applicable to creditors' rights and remedies and to the exercise of judicial discretion in accordance with general principles of equity.

                  (b) The execution, delivery and performance by each Seller of this Agreement and each such agreement, document and instrument:

(i) if such Seller is a corporation, partnership or other legal entity, do not and will not violate any provision of the charter or by-laws or governing partnership agreement or other organizational document, if any, of such Seller;

(ii) do not and will not violate any laws, rules or regulations of the United States or any state or other jurisdiction applicable to such Seller, or require such Seller to obtain any approval, consent or waiver of, or to make any filing with, any person (governmental or otherwise) that has not been obtained or made; and

(iii)do not and will not result in a breach of, constitute a default under, accelerate any obligation under or give rise to a right of termination of any indenture or loan or credit agreement or any other agreement, contract, instrument, mortgage, lien, lease, permit, authorization, order, writ, judgment, injunction, decree, determination or arbitration award to which such Seller is a party or by which the property of such Seller is bound or affected, or result in the creation or imposition of any mortgage, pledge, lien, security interest or other charge or encumbrance on the Shares or any other asset or property of such Seller.

Section 2.04. Investment Representations

     (a) Each Seller is acquiring the shares of DAKA Common Stock to be issued to such Seller hereunder in exchange for such Seller's Shares for such Seller's own account for investment only and not with a view to, or with any intention of, a distribution or resale thereof, in whole or in part, in violation of the Securities Act or any rule or regulation thereunder, as amended from time to time.

     (b) No Seller (i) is directly or indirectly controlled by, or acting on behalf of any person which is, an "investment company" within the meaning of the Investment Company Act of 1940, as amended, required to register as such under such Act or (ii) was formed solely for the purpose of acquiring the DAKA Common Stock to be issued to the Sellers hereunder.

     (c) Each Seller (i) has carefully reviewed the disclosure information provided by the Company; (ii) has requested and received such other information, as it has deemed relevant, regarding the Company for purposes of evaluating its acquisition of the DAKA Common Stock to be issued to the Sellers hereunder;
(iii) is aware of the risks associated with an investment in the DAKA Common Stock; and (iv) has not received any form of general solicitation or advertising in connection with his or her or its decision to acquire the DAKA Common Stock to be issued to the Sellers hereunder. No Seller has relied in any way on any information with respect to the DAKA Common Stock or the Companygenerally other than the representations of the Company contained herein or materials furnished by the Company in writing in connection herewith.

     (d) Each Seller acknowledges and understands that (i) the DAKA Common Stock to be issued to the Sellers hereunder has not been registered under the Securities Act, or any state securities laws; (ii) the DAKA Common Stock to be issued to the Sellers hereunder will be subject to transfer restrictions under the Securities Act and applicable state securities laws and may not be transferred unless (x) it is subsequently registered under the Securities Act and applicable state securities laws or (y) there is delivered to DAKA an opinion of counsel satisfactory to DAKA that such registration is not required; and (iii) DAKA will place a restrictive legend on the certificate(s) representing the DAKA Common Stock to be issued to the Sellers hereunder, containing the following language:

"The shares  represented by this  Certificate  were issued without  registration under the Securities Act of 1933, as amended (the "Act") and without registration under applicable state securities laws, in reliance upon exemptions contained in the Act and such laws. No transfer of these shares or any interest therein may be made except pursuant to effective registration statements under said laws unless this Corporation has received an opinion of counsel satisfactory to it that such transfer or disposition does not require registration under said laws and, for any sales under Rule 144 of the Act, such evidence as it shall request for compliance with that rule."

     (e) Each Seller (i) is able to bear the economic risks of the acquisition of shares of DAKA Common Stock hereunder and has adequate means of providing for current needs and possible contingencies; (ii) either alone or with his or her or its advisors has had the opportunity to ask questions and receive answers concerning the Company and the terms and conditions of the acquisition of DAKA Common Stock in exchange for the Shares, as well as the opportunity to obtain any additional information necessary to verify the accuracy of information furnished in connection therewith which the Company possesses or can acquire without unreasonable effort or expense; and (iii) together with his or her or its advisors, if any, has such knowledge and experience in financial and business matters that such Seller is capable of evaluating the merits and risks of this acquisition of DAKA Common Stock in exchange for the Shares, and of making an informed investment decision, and has relied solely upon the advice of his or her or its own counsel, accountant and other advisors, with regard to the legal, investment, tax and other considerations regarding such acquisition.

Section 2.05. General Release Representations.

     With respect to the general release of the Released Parties,  as defined in
Section 1.04 hereof, by the Sellers (a) none of the Sellers has assigned any claim or possible claim against any Released Party, (b) each Seller fully intends to release all claims against the Released Parties including, without limitation, known, unknownand contingent claims (other than those specifically reserved in Section 1.04 hereof), and (iii) each Seller has consulted with counsel with respect to the general release set forth in Section 1.04 hereof and has been fully apprised of the consequences thereof.

Section 2.06. Information Supplied to the Company

     To the best of Sellers' knowledge, neither this Agreement, nor any certificate furnished pursuant to or in connection with this Agreement by or on behalf of any Seller contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained therein not misleading in the light of the circumstances under which they were made. To the best knowledge of Wagenheim, there is no material fact directly relating to the business, operations or condition of ADC (other than facts which relate to general economic trends or conditions) that currently is having or, to the best knowledge of Wagenheim, in the future is reasonably likely to (so far as may now be reasonably foreseen based upon material facts of which Wagenheim is now aware) have a material adverse effect on the properties, business, condition (financial or otherwise) or prospects of ADC.

Section 2.07. Investment Banking; Brokerage

     There are no claims for investment banking fees, brokerage commissions, finder's fees or similar compensation (exclusive of professional fees of lawyers and accountants) in connection with the transactions contemplated by this Agreement based on any arrangement or agreement made by or on behalf of any Seller.

          ARTICLE III. REPRESENTATIONS AND WARRANTIES OF THE COMPANY.


Section 3.01. Making of Representations and Warranties

     As a material inducement to the Sellers to enter into this Agreement and to consummate the transactions contemplated hereby, the Company hereby makes to them the representations and warranties contained in this Article III.

Section 3.02. Organization and Corporate Power.

     Each of DAKA and CDVI is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware with full corporate power and authority to own or lease its properties and to conduct its business in the manner and in the places where such properties are owned or leased or such business is conducted and to enter into this Agreement and each agreement, document and instrument to be executed and delivered by it pursuant to or as contemplated by this Agreement and to carry out the transactions contemplated hereby and thereby.

Section 3.03. Authority

     The execution, delivery and performance of this Agreement and each agreement, document and instrument to be executed and delivered by the Company pursuant to this Agreement have been duly authorized by all necessary corporate action of the Company, and no other corporate action on the part of the Company is required in connection therewith. This Agreement and each such agreement, document and instrument constitutes, or when executed and delivered by the Company will constitute, valid and binding obligations of the Company enforceable in accordance with their respective terms. The execution, deliveryand performance by the Company of this Agreement and each such agreement, document and instrument:

     (a) do not and will not violate any provisions of the certificate of incorporation or by-laws of DAKA or CDVI;

     (b) do not and will not result in any violation by the Company of any laws, rules or regulations of the United States or any state or other jurisdiction applicable to the Company or any of its affiliates, or require the Company or any of its affiliates to obtain any approval, consent or waiver of, or to make any filing of any notice with, any person (governmental or otherwise) that has not been obtained or made; and

     (c) do not and will not result in a breach of, constitute a default under, accelerate any obligation under or give rise to a right of termination of any indenture or loan or credit agreement or any other agreement, contract, instrument, mortgage, lien, order, writ, judgment, injunction, decree, determination or arbitration award to which the Company is a party or by which the property of the Company is bound or affected, or result in the creation or imposition of any mortgage, pledge, lien, security interest or other charge or encumbrance on any property or asset owned by the Company except for such occurrence that would not have a material adverse effect on the properties, business, condition (financial or otherwise), or prospects of the Company.

Section 3.04. Investment Banking; Brokerage

     There are no claims for investment banking fees, brokerage commissions, finder's fees or similar compensation (exclusive of professional fees of lawyers and accountants) in connection with the transactions contemplated by this Agreement based on any arrangement or agreement made by or on behalf of ADC or the Company.

Section 3.05. DAKA Common Stock

     The DAKA Common Stock to be issued hereunder in exchange for the Shares shall, when issued in accordance with this Agreement, be validly issued, fully paid and non-assessable.

Section 3.06. Investment Representation

     All Shares of ADC Common Stock being acquired by CDVI under the terms of this Agreement are being acquired by CDVI for investment for its own account without a view to, and not for sale in connection with, any distribution of the ADC Common Stock.

                             ARTICLE IV. COVENANTS.

Section 4.01. Sale of Shares; Acquisition Proposals

     Unless and until this Agreement is terminated in accordance with its terms for any reason, no Seller shall directly or indirectly exchange, deliver, assign, pledge, encumber or otherwise transfer or dispose of any Shares (including options in respect thereof) owned beneficially and of record by such Seller, norshall any Seller directly or indirectly grant any right of any kind to acquire, dispose of, vote or otherwise control in any manner any Shares. Unless and until this Agreement is terminated in accordance with its terms, neither any Seller nor any director, officer, employee or agent of any Seller shall, directly or indirectly, (a) take any action to solicit, initiate submission of or encourage proposals or offers from any person relating to any acquisition or purchase of all or any portion of the Shares or all or (other than in the ordinary course of business consistent with past practice) any portion of any assets of, or any equity interest in, such Seller or ADC, any merger or business combination with such Seller or ADC, or any other acquisition, transaction or financing or joint venture involving such Seller or ADC (an "Acquisition Proposal"), (b) participate in any negotiations regarding an Acquisition Proposal with any person other than the Company and its affiliates and representatives, (c) furnish any information with respect to or afford access to the properties, books or records of such Seller or ADC to any person who may consider making or has made an offer with respect to an
Acquisition Proposal other than the Company and its affiliates and representatives, or (d) otherwise cooperate in any way with, or assist or participate in, facilitate or encourage, any effort or attempt by any person other than the Company and its affiliates and representatives to do or seek any of the foregoing. The Sellers shall promptly notify the Company upon receipt of any offer or indication that any person is considering making an offer with respect to an Acquisition Proposal or any request for information relative to ADC, and will keep the Company fully informed of the status and details of any such offer, indication or request.

Section 4.02. Consents and Approvals

     (a) The Sellers will use their best efforts to cause all conditions to the obligations of the parties hereunder to be satisfied and to obtain or cause to be obtained prior to the Closing Date all necessary consents and approvals to the performance of the obligations of the Sellers under this Agreement. The Sellers will cooperate in all respects with the Company with a view toward obtaining timely satisfaction of the conditions to the Closing set forth herein.

     (b) The Company will use its best efforts to cause all conditions to the obligations of the parties hereunder to be satisfied and to obtain or cause to be obtained prior to the Closing Date all necessary consents and approvals to the performance of the obligations of the Company under this Agreement. The Company will cooperate in all respects with the Sellers with a view toward obtaining timely satisfaction of the conditions to the Closing set forth herein.

Section 4.03. Breach of Representations and Warranties

     Promptly upon any Seller becoming aware of any breach, or the impending or threatened occurrence of any event which would cause or constitute a breach, or would have caused or constituted a breach had such event occurred or been known prior to the date hereof, of any of the representations and warranties of the Sellers contained in or referred to in this Agreement and made as of the date hereof, the Sellers shall give detailed written notice thereof to the Company and shall use their best efforts to prevent or promptly remedy the same.

Section 4.04. Confidentiality

     In the course of the Sellers' involvement with ADC as stockholders or employees or otherwise, the Sellers have had, and may from time to time after the date hereof have, access to confidential records, data, customer lists, trade secrets and similar confidential information owned or used by ADC in the course of its business (the "Confidential Information"). Accordingly, each Seller agrees (a) to hold the Confidential Information in strict confidence, (b) not to disclose Confidential Information to any person, and (c) not to use, directly or indirectly, any of the Confidential Information for any competitive or commercial purpose; provided, however, that the limitations set forth above shall not apply to any Confidential Information which (i) is then generally known to the public other than by reason of a breach of this Section 4.04; or
(ii) is disclosed in accordance with an order of a court of competent jurisdiction or applicable law. Upon request by the Company, all data, memoranda, customer lists, notes, programs and other papers and items, and reproductions thereof relating to the foregoing matters in a Seller's possession or control shall be returned to the Company or ADC.

Section 4.05. Non-Hire of ADC Employees

     Until March 1, 1997, none of the Sellers shall hire or attempt to hire any officer or other employee of ADC or encourage any officer or other employee to terminate his or her relationship with ADC; provided, however, that Wagenheim or any affiliate of Wagenheim shall be permitted to employ (i) all staff currently employed in the operation by ADC of the Champps Americana restaurant located at 2397 Palmer Drive, New Brighton, Minnesota 53112 ("New Brighton Employees") and
(ii) Mitchel J. Wachman after the later of (A) June 30, 1996 or (B) such date on which Wagenheim ceases to be an employee of ADC.

Section 4.06. Non-Hire of New Brighton Employees

     None of DAKA, ADC or any of their affiliates shall hire or attempt to hire any New Brighton Employee or encourage any New Brighton Employee to terminate his or her relationship with Wagenheim or any affiliate of Wagenheim.

Section 4.07. ADC Indemnification By-Laws.

     For a period of five years following the Closing, the Company shall cause ADC not to amend its charter or by-laws as in existence on the date hereof so as to adversely affect the right of Wagenhein and Pew as directors of ADC to indemnification thereunder.

                             ARTICLE V. CONDITIONS

Section 5.01. Conditions to the Obligations of the Company

     The obligation of the Company to consummate the transactions contemplated by this Agreement are subject to the fulfillment, prior to or at the Closing, of the following additional conditions precedent:

     (a) Representations; Warranties; Covenants. Each of the representations and warranties of the Sellers made pursuant to this Agreement shall be true and correct in all material respects on and as of the Closing Date, with the same effect as though made on and as of the Closing Date; the Sellers shall, on or before the Closing Date, have performed andsatisfied all of their covenants and agreements set forth herein, which by the terms hereof, are to be performed and satisfied on or before the Closing Date; and the Sellers shall have delivered to the Company certificates executed as of the Closing Date certifying to the foregoing effect.

     (b) Opinion of Counsel and Other Documents. On the Closing Date, the Company shall have received (i) opinions of counsel for the Sellers dated as of the Closing Date and addressed to the Company, substantially in the form attached as Exhibit 5.01(b) hereto, and (ii) such other certificates and documents with respect to the Sellers as counsel for the Company shall have reasonably requested at least two (2) business days prior to the Closing Date.

     (c) No Actions or Proceedings. No action or proceeding by or before any court, administrative body or governmental agency shall have been instituted or threatened by or on behalf of any Seller or which seeks to enjoin, restrain or prohibit, or might result in money damages to any party hereto in respect of, this Agreement or the complete consummation of the transactions contemplated by this Agreement, or which otherwise would in the reasonable judgment of the Company make it inadvisable to consummate such transactions. No law or regulation shall be in effect and no court order shall have been entered in any action or proceeding instituted by any party which enjoins, restrains or prohibits this Agreement or the complete consummation of the transactions contemplated by this Agreement.

     (d) Company Approvals and Consents. The Company shall have made all filings with and notifications of governmental authorities, regulatory agencies and other entities required to be made by it in connection with the execution and delivery of this Agreement and the performance by it of the transactions contemplated hereby; the Company shall have received all required authorizations, waivers, consents and permits to permit the consummation of the transactions contemplated by this Agreement, in form and substance reasonably satisfactory to the Company, from all third parties.

     (e) Deliveries. The Sellers shall have delivered or entered into the documents and instruments contemplated by this Agreement, in each case, in form and substance satisfactory to the Company and its counsel.

     (f) ADC Approvals and Consents. ADC shall have made all filings with and notifications of governmental authorities, regulatory agencies and other entities, if any, required to be made in connection with the execution and delivery of this Agreement, the performance of the transactions contemplated hereby and the continued operation of the business of ADC subsequent to the Closing Date, and ADC shall have received all required authorizations, waivers, consents and permits to permit the consummation of the transactions contemplated by this Agreement, in the form and substance reasonably satisfactory to the Company, with any conditions or limitations contained therein or imposed thereby subject to the approval of the Company, from all third parties, including, without limitation, applicablegovernmental authorities, regulatory agencies, lessors, lenders and contract parties, required in connection with transactions contemplated by this Agreement or by ADC's permits, leases, licenses and franchises, to avoid a breach, default, termination, acceleration or modification of any agreement, contract, instrument, mortgage, lien, lease, permit, authorization, order, writ, judgment, injunction, decree, determination or arbitration award as a result of the execution or performance of this Agreement, or otherwise in connection with the execution and performance of this Agreement.

     (g) Material Adverse Changes. There shall not have been since the date of this Agreement, any change or series of changes that, in the reasonable business judgment of the Company, acting in good faith, have or could reasonably be anticipated to have a material adverse effect on the properties, business, condition (financial or otherwise) or prospects of ADC.

     (h) Proceedings Satisfactory to the Company. All proceedings to be taken by the Sellers in connection with the consummation of the Closing and the other transactions contemplated hereby and all certificates, opinions, instruments and other documents required to effect the transaction contemplated hereby reasonably requested by the Company will be reasonably satisfactory in the form and substance to the Company and its counsel.

     (i) Minimum Number of Shares of ADC Common Stock to be Transferred. On or before the Closing Date, a sufficient number of Other Selling Stockholders shall have become parties to this Agreement such that (i) at the Closing, CDVI will acquire at least 840,001 shares of ADC Common Stock and (ii) immediately after the Closing, CDVI will own beneficially and of record at least 2,240,001 shares of ADC Common Stock, representing 80% or more of the issued and outstanding shares of ADC Common Stock.

     (j) The transactions contemplated by that certain Asset Purchase Agreement (the "APA") between ADC and New Brighton Ventures, Inc. dated as of March 18, 1996 shall have closed in accordance with the terms of the APA and the documents and other instruments attached to or referred to in the APA shall have been executed and delivered.

Section 5.02. Conditions to the Obligations of the Sellers

     The obligations of the Sellers to consummate the transactions contemplated by this Agreement are subject to the fulfillment of, prior to or at the Closing, the following additional conditions precedent:

     (a) Representations; Warranties; Covenants. Each of the representations and warranties of the Company contained in this Agreement shall be true and correct in all material respects on and as of the Closing Date, with the same effect as though made on and as of the Closing Date; the Company shall, on or before the Closing Date, have performed and satisfied all of its covenants and agreements set forth herein which by the terms hereof are to be performed and satisfied by the Company on or before the Closing Date; and the Company shall have delivered to the Sellers a certificate as of the Closing Date certifying to the foregoing effect. (b) Opinion of Counsel and Other Documents. On the Closing Date (i) the Sellers shall have received an opinion of counsel for the Company, dated as of the  Closing  Date  and  addressed  to the  Sellers,  substantially  in the form attached as Exhibit 5.02(b)(i) hereto, (ii) Wagenheim and Pew shall have received a tax opinion from Briggs and Morgan Professional Association substantially to the effect that the acquisition by CDVI of the ADC Common Stock held by CDG and Pew solely in exchange for DAKA Common Stock will constitute a tax-free reorganization within the meaning of Section 368(a)(1)(B) of the Code and no taxable gain or loss will be recognized to CDG and Pew upon the exchange of their ADC Common Stock solely for DAKA Common Stock, and (iii) such other certificates and documents as counsel to the Sellers shall have reasonably requested from the Company at least five (5) business days prior to the Closing Date.

     (c) No Actions or Proceedings. No action or proceeding by or before any court, administrative body or governmental agency shall have been instituted or threatened which seeks to enjoin, restrain or prohibit, or might result in damages in respect of, this Agreement or the complete consummation of the transactions as contemplated by this Agreement. No law or regulation shall be in effect and no court order shall have been entered in any action or proceeding instituted by any party which enjoins, restrains or prohibits this Agreement or the complete consummation of the transactions as contemplated by this Agreement.

     (d) General Releases. Each of DAKA, ADC and Edgebrook, Inc., a Minnesota corporation and a stockholder of ADC, shall have executed and delivered to each of CDG, Wagenheim, and Pew a general release substantially in the form of
Exhibit 5.02(d) attached hereto.

     (e) Minimum Number of Shares of ADC Common Stock to be Transferred. On or before the Closing Date, a sufficient number of Other Selling Stockholders shall have become parties to this Agreement such that (i) at the Closing, CDVI will acquire at least 840,001 shares of ADC Common Stock and (ii) immediately after the Closing, CDVI will own beneficially and of record at least 2,240,001 shares of ADC Common Stock, representing 80% or more of the issued and outstanding shares of ADC Common Stock.

     (f) The transactions contemplated by the APA shall have closed in accordance with the terms of the APA and the documents and other instruments attached to or referred to in the APA shall have been executed and delivered.

     (g) The Acknowledgment Agreement by and among DAKA, ADC and Arthur E. Pew, III shall have been executed and delivered to Pew by DAKA and ADC on or before the Closing.


                      ARTICLE VI. TERMINATION OF AGREEMENT


Section 6.01. Termination

     This Agreement may be terminated any time prior to the Closing Date as follows:

     (a) With the mutual consent of CDVI and the Sellers owning a majority of the Shares.

     (b) By either CDVI or the Sellers owning a majority of the Shares, if the Closing has not occurred on or before June 1, 1996; provided, however, that if the only reason why the Closing has not occurred is that the condition set forth in Section 5.01(f) has not been satisfied, then such date shall be automatically extended until August 31, 1996.

     (c) By CDVI, if there has been a material misrepresentation or breach of warranty on the part of any Seller in the representations and warranties contained herein or a material breach of covenants on the part of any Seller and the same has not been cured within 10 days after notice thereof. In the event of any termination pursuant to this Section 6.01(c), written notice setting forth the reasons therefor shall forthwith be given by CDVI to the Sellers.

     (d) By Sellers owning a majority of the Shares, if there has been a material misrepresentation or breach of warranty on the part of the Company in the representations and warranties contained herein or a material breach of covenants on the part of the Company and the same has not been cured within 10 days after notice thereof. In the event of any termination pursuant to this
Section 6.01(d), written notice setting forth the reasons therefor shall forthwith be given by the Sellers to the Company.

     (e) By Sellers owning a majority of the Shares, if the Closing Price (as defined in Section 1.02 hereof) of the DAKA Common Stock is less than $21.00; provided, however, that such termination shall be deemed rescinded and not effective if CDVI elects to adjust the consideration for the Shares as provided in Section 1.03.

     Notwithstanding anything herein to the contrary, the right to terminate this Agreement under Section 6.01 shall not be available to any party to the extent the failure of such party, respectively, to fulfill any of its obligations under this Agreement has been the cause of, or resulted in, the failure of the Closing to occur on or before such date (as a result, for example, of an action or failure to act causing a failure of a condition precedent).

Section 6.02. Effect of Termination

     All obligations of the parties hereunder shall cease upon any termination pursuant to Section 6.01; provided, however, that (i) the provisions of this
Article VI shall survive any termination of this Agreement; (ii) the Sellers' general release set forth in Section 1.04 hereof shall be and remain fully effective and unconditional regardless of such termination, except in the event of termination by the Sellers pursuant to Section 6.01(d); (iii) nothing herein shall relieve any party from any liability for amaterial error or omission in any of its representations or warranties contained herein or a material failure to comply with any of its covenants, conditions or agreements contained herein; and (iv) any party may proceed as further set forth in Section 6.03 below.

Section 6.03. Right to Proceed

     Anything in this Agreement to the contrary notwithstanding, if any of the conditions specified in Section 5.01 hereof have not been satisfied, the Company shall have the right to proceed with the transactions contemplated hereby without waiving any of its rights hereunder, and if any of the conditions specified in Section 5.02 hereof have not been satisfied, the Sellers, by a decision of the Sellers owning a majority of the Shares, shall have the right to proceed with the transactions contemplated hereby without waiving any of their rights hereunder.

                     ARTICLE VII. SURVIVAL; INDEMNIFICATION

Section 7.01. Survival of Representations, Warranties, Etc

     All representations, warranties, agreements, covenants and obligations herein or in any schedule or certificate delivered by any party incident to the transactions contemplated hereby are material and may be relied upon by the party receiving the same and shall survive the Closing regardless of any investigation by or knowledge of such party and shall not merge into the performance of any obligation by any party hereto.

Section 7.02. Indemnification by the Sellers

     (a) CDG, Wagenheim, Pew, PDSFC and Tenpas, on behalf of themselves and their respective successors, executors, administrators, estates, heirs and
permitted   assigns,   jointly  and   severally,   and  (b)  the  other  Selling
Stockholders, on behalf of themselves and their respective successors, executors, administrators, estates, heirs and permitted assigns, severally and not jointly, agree subsequent to the Closing Date to indemnify and hold harmless the Company, ADC, their respective affiliates and their respective shareholders, officers, directors, employees and agents (individually, a "Company Indemnified Party" and collectively, the "Company Indemnified Parties") from and against and in respect of all losses, liabilities, obligations, damages, deficiencies, actions, suits, proceedings, demands, assessments, orders, judgments, fines, penalties, costs and expenses (including the reasonable fees, disbursements and expenses of attorneys, accountants and consultants) of any kind or nature whatsoever (whether or not arising out of third-party claims and including all amounts paid in investigation, defense or settlement of the foregoing)
sustained, suffered or incurred by or made against a party entitled to indemnification (a "Loss" or "Losses"), as such losses are incurred, arising out of, based upon or in connection with:

(i) conditions, circumstances or occurrences which constitute or result in any breach of any representation or warranty made by any Seller in this Agreement or in any schedule, exhibit, certificate, financial statement, agreement or other instrument delivered under or in connection with this Agreement, or by reason of any claim, action or proceeding asserted or instituted arising out of any matter or thingcovered by any such representations or warranties (collectively, "Representation and Warranty Claims");

(ii) any breach of any covenant or agreement made by any Seller in this Agreement or in any schedule, exhibit, certificate, financial statement, agreement or other instrument delivered under or in connection with this Agreement, or by reason of any claim, action or proceeding asserted or instituted arising out of any matter or thing covered by any such covenant or agreement;

(iii)any fees and expenses of the Sellers  (including  without  limitation legal
     fees  and  accounting  fees)  relating  to  the  execution,   delivery  and
     performance of this Agreement paid, assumed or otherwise borne by ADC.

Section 7.03. Limitations on Indemnification by Stockholders

     (a) Subject to the exceptions set forth in Section 7.03(b), with respect to any particular indemnification claim asserted by the Company Indemnified Parties under Section 7.02, the particular Seller who has breached a representation or warranty or covenant as to himself or herself or itself shall be primarily liable with respect to such claim for the full amount of such claim and the non-breaching Sellers (subject to the further limitation that the liability of the Other Selling Stockholders shall be several and not joint) shall be liable with respect to such claim only to the extent that the full amount of such indemnification claim is not recoverable by the Company Indemnified Parties from the breaching Seller.

     (b) Dollar-for-Dollar Claims. Notwithstanding anything herein to the contrary, recovery by Company Indemnified Parties on account of indemnification claims made pursuant to Section 7.02 hereof shall not be subject to any limitation, whether pursuant to this Section 7.03 or otherwise, and they shall be entitled to dollar-for-dollar recovery, in seeking indemnification from any Seller with respect to (i) Losses arising from fraud or an intentional misrepresentation on the part of any Seller; (ii) Losses arising from intentional breach of a covenant by any Seller; (iii) Losses involving a breach by a Seller of the representations and warranties contained in Sections 2.02 and 2.03

Section 7.04. Indemnification by the Company

     The Company agrees to indemnify and hold harmless the Sellers from and against and in respect of all Losses sustained, suffered or incurred by or made against any of them arising out of, based upon or in connection with (a) conditions, circumstances or occurrences which constitute or result in any breach of any representation or warranty made by the Company in this Agreement or in any schedule, exhibit, certificate, financial statement, agreement or other instrument delivered under or in connection with this Agreement, or by reason of any claim, action or proceeding asserted or instituted arising out of any matter or thing covered by any such representations and (b) any breach of any covenant or agreement made by the Company in this Agreement or in any schedule, exhibit, certificate, financial statement, agreement or other instrument delivered under or in connection with this Agreement, or by reason of any claim, action or proceedingasserted or instituted arising out of any matter or thing covered by any such covenant or agreement.

Section 7.05. No Limitation of Rights

     Notwithstanding anything herein to the contrary, the limitations set forth in this Article VII shall apply only with respect to post-Closing indemnification obligations and shall in no way limit any rights the Company or Sellers may have in law or equity in the event the Closing does not occur.

Section 7.06. Notice; Defense of Claims

     Promptly after receipt by an indemnified party of notice of any claim, liability or expense to which the indemnification obligations hereunder would apply, the indemnified party shall give notice thereof in writing to the indemnifying party, but the omission to so notify the indemnifying party promptly will not relieve the indemnifying party from any liability except to the extent that the indemnifying party shall have been prejudiced as a result of the failure or delay in giving such notice. Such notice shall state the information then available regarding the amount and nature of such claim, liability or expense and shall specify the provision or provisions of this Agreement under which the liability or obligation is asserted. If within 20 days after receiving such notice the indemnifying party gives written notice to the indemnified party stating that (i) it would be liable under the provisions hereof for indemnity in the amount of such claim if such claim were successful,
(ii) that it shall be fully responsible (with no reservation of any rights) for all liabilities relating to such claim, liability or expense and that it will provide full indemnification (whether or not otherwise required hereunder) to the indemnified party with respect to such claim, liability or expense and (iii) that it disputes and intends to defend against such claim, liability or expense at its own cost and expense, then counsel for the defense shall be selected by the indemnifying party (subject to the consent of the indemnified party which consent shall not be unreasonably withheld) and the indemnified party shall not be required to make any payment with respect to such claim, liability or expense as long as the indemnifying party is conducting a good faith and diligent defense at its own expense; provided, however, that the assumption of defense of any such matters by the indemnifying party shall relate solely to the claim, liability or expense that is subject or potentially subject to indemnification, and provided further that prior to such assumption of defense the indemnifying party shall enter into an agreement with the indemnified party in form and substance satisfactory to the indemnified party pursuant to which the indemnifying party unconditionally guarantees the payment and performance of any liability or obligation which may arise out of or in any way relating to such claim, liability or expense or the facts giving rise thereto. The indemnifying party shall have the right, with the consent of the indemnified party, which consent shall not be unreasonably withheld, to settle all indemnifiable matters related to claims by third parties which are susceptible to being settled provided its obligation to indemnify the indemnifying party therefor will be fully satisfied. The indemnifying party shall keep the indemnified party apprised of the status of the claim, liability or expense and any resulting suit, proceeding or enforcement action, shall furnish the indemnified party with all documents and information that the indemnified party shall reasonably request and shall consult with the indemnified party prior to acting on major matters, including settlement discussions. Notwithstanding anything herein stated to the contrary, the indemnified party shall at all times have the right to fullyparticipate in such defense at its own expense directly or through counsel; provided, however, if the named parties to the action or proceeding include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate under applicable standards of professional conduct, the expense of separate counsel for the indemnified party shall be paid by the indemnifying party. If no such notice of intent to dispute and defend is given by the indemnifying party, or if such diligent good faith defense is not being or ceases to be conducted, the indemnified party shall, at the expense of the indemnifying party, undertake the defense of (with counsel selected by the indemnified party), and shall have the right to compromise or settle (exercising reasonable business judgment), such claim, liability or expense. If such claim, liability or expense is one that by its nature cannot be defended solely by the indemnifying party, then the indemnified party shall make available all information and assistance that the indemnifying party may reasonably request and shall cooperate with the indemnifying party in such defense.

                       ARTICLE VIII. REGISTRATION RIGHTS


Section 8.01. Definitions

     As used in this Article VIII, the following terms shall have the following meanings:

"Advice" has the meaning set forth in Section 8.03.

"Affiliate" means, with respect to any specified person, any other person who, directly or indirectly, controls, is controlled by, or is under common control with such specified person.

"Commission" means the Securities and Exchange Commission.

"Controlling Persons" has the meaning set forth in Section 8.05(a).

"Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, or any successor statute, and the rules and regulations of the Commission promulgated thereunder.

"Holder" means (i) any Seller and (ii) each person (other than DAKA and its Affiliates) to whom any Seller transfers Securities as provided in Section
     8.07 hereof, if the person to whom such Securities are transferred acquires such Securities as Registrable Securities.

"Lock-up Period" has the meaning set forth in Section 8.06.

"Lock-up Request" has the meaning set forth in Section 8.06.

"Prospectus"  means  the  prospectus  included  in  any  Registration  Statement
     (including, without limitation, a prospectus that discloses information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplemented by any prospectus supplement, and by all other amendments and supplements to the prospectus, including post-effective amendments, and in each case including all material incorporated by reference or deemed to be incorporated by reference in such prospectus.

"Registrable Securities" means the Securities; provided, however, that any Securities shall cease to be Registrable Securities when (i) a Registration Statement covering such Registrable Securities has been declared effective and such Registrable Securities have been disposed of pursuant to such effective Registration Statement, (ii) such Registrable Securities become eligible for sale pursuant to Rule 144 (or any similar provision then in force) under the Securities Act or (iii) such Securities cease to be outstanding.

"Registration Statement" means any registration statement of DAKA that covers any of the Registrable Securities pursuant to the provisions of this Agreement and all amendments and supplements to any such registration statement, including post-effective amendments, in each case including the Prospectus, all exhibits, and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.

"Securities" means the shares of DAKA Common Stock issued to the Sellers pursuant to this Agreement so long as they are owned beneficially and of record by a Holder.

"Securities Act" means the Securities Act of 1933, as amended from time to time, or any successor statute, and the rules and regulations of the Commission promulgated thereunder.

"Suspension Notice" has the meaning set forth in Section 8.03.

"Suspension Period" has the meaning set forth in Section 8.03.

Section 8.02. Resale Registration

     (a) Filing; Effectiveness. If on any one (1) occasion after October 1, 1996, one or more Holders holding an aggregate of at least 9,000 Registrable Securities shall notify DAKA in writing that they intend to offer or cause to be offered for public resale all or any portion of their Registrable Securities, DAKA will notify all of the Holders of Registrable Securities of its receipt of such notification and upon the written request of any such Holder delivered to DAKA within 15 days after receipt from DAKA of such notification, DAKA shall use reasonable efforts to prepare and file a registration statement on Form S-3 (the "Resale Registration Statement") under the Securities Act covering the resale by such Holders of their Registrable Securities pursuant to Rule 415 under the Securities Act from time to time in transactions not involving any underwritten public offering and use reasonable efforts (i) tocause such Resale Registration Statement to be declared effective by the Commission for such Registrable Securities as soon as practicable thereafter and (ii) to keep the Resale Registration Statement continuously effective until the earliest of (x) the date on which such Holders no longer hold any Registrable Securities registered under the Resale Registration Statement or (y) the second anniversary of the Closing Date; provided, however, that (A) upon the request of one or more Holders holding an aggregate of at least 9,000 Registrable Securities received prior to October 1, 1996, DAKA will proceed promptly and in good faith to prepare the Resale Registration Statement, even if DAKA is not required to file it with the Commission until October 1, 1996, so as to avoid a delay past October 1, 1996 in making such filing and (B) if DAKA prior to October 1, 1996 files any registration statement with the Commission under the Securities Act (other than on Form S-4 or a similar form relating to business combinations or exchanges or Form S-8 or a similar form relating to any employee benefit plan), then DAKA shall give the Holders notice thereof and the Holders may demand registration pursuant to this Section 8.02 immediately after such filing. DAKA shall not be required to cause a registration statement requested pursuant to this Section
8.02 to become effective prior to 90 days following the effective date of a registration statement initiated by DAKA if any managing underwriter named in such registration statement has advised DAKA in writing that the registration or sale of additional securities by stockholders of DAKA within such 90-day period would have a material adverse effect on the likelihood of success of such underwritten offering; provided, however, that DAKA shall use its best efforts to achieve such effectiveness promptly following such 90-day period if the request pursuant to this Section 8.02 has been made prior to the expiration of such 90-day period. DAKA may postpone the filing of any Registration Statement required hereunder for a reasonable period of time, not to exceed 60 days, if DAKA has been advised by outside legal counsel that such filing would require the disclosure of a material transaction or other matter and DAKA determines reasonably and in good faith that such disclosure would have a material adverse effect on DAKA; provided, however, that DAKA shall (A) use reasonable efforts to disclose such material transaction or other matter as soon as in its good faith judgment it is prudent to do so and (B) may so postpone such filing only if all other persons who are named as selling securityholders under then effective registration statements filed by DAKA with the Commission and all directors of DAKA are advised of the fact that a material transaction or other matter is not being disclosed during the length of such postponement and of the consequences of such nondisclosure under the Securities Act and the Exchange Act.

     (b) Effective Registration. A registration will not be deemed to have been effected as a Resale Registration unless the Resale Registration Statement with respect thereto has been declared effective by the Commission; provided, however, that if after it has been declared effective, the offering of Registrable Securities pursuant to a Resale Registration Statement is interfered with by any stop order, injunction or other order or requirement of the Commission or any other governmental agency or court, such Resale Registration Statement will be deemed not to have become effective during the period of such interference until the offering of Registrable Securities pursuant to such Resale Registration Statement may legally resume.

Section 8.03. Registration Procedures

     In connection with the obligations of DAKA to effect or cause the registration of any Registrable Securities pursuant to the terms and conditions of this Agreement, DAKA shall use reasonable efforts to effect the registration and sale of such Registrable Securities in accordance with the intended method of distribution thereof, and in connection therewith:

     (a) DAKA shall prepare and file with the Commission a Registration Statement on Form S-3 or other similar form under the Securities Act which permits secondary sales of securities in a "shelf registration," and use reasonable efforts to cause such Registration Statement to become effective and remain effective in accordance with the provisions of this Agreement;

     (b) DAKA shall promptly prepare and file with the Commission such amendments and post-effective amendments to each Registration Statement as may be necessary to keep such Registration Statement effective for as long as such registration is required to remain effective pursuant to the terms hereof; shall cause the Prospectus to be supplemented by any required Prospectus supplement, and, as so supplemented, to be filed pursuant to Rule 424 under the Securities Act; and shall comply with the provisions of the Securities Act applicable to it with respect to the disposition of all Registrable Securities covered by such Registration Statement during the applicable period in accordance with the intended methods of disposition by the Holders set forth in such Registration Statement or supplement to the Prospectus;

     (c) DAKA shall promptly furnish to any Holder such number of copies of the Prospectus (including each preliminary Prospectus) and any amendments or supplements thereto, as such Holder may reasonably request in order to facilitate the public sale or other disposition of the Registrable Securities being sold by such Holder;

     (d) DAKA shall, on or prior to the date on which a Registration Statement is declared effective, use reasonable efforts to register or qualify the Registrable Securities covered by such Registration Statement under such other securities or "blue sky" laws of such states of the United States as any Holder requests; provided, however, that DAKA shall not be required (i) to qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 8.03(d) or (ii) to file any general consent to service of process;

     (e) DAKA shall promptly notify each Holder, (i) when a Prospectus or any Prospectus supplement or post-effective amendment has been filed and, with respect to a Registration Statement or any post-effective amendment, when the same has become effective, (ii) of any request by the Commission or any state securities authority for amendments and supplements to a Registration Statement and Prospectus or for additional information after the Registration Statement has become effective, (iii) of the issuance by the Commission of any stop order suspending the effectiveness of a Registration Statement, (iv) of the issuance by any state securities commission or other regulatory authority of any order suspending thequalification or exemption from qualification of any of the Registrable Securities under state securities or "blue sky" laws, and (v) of the happening of any event which makes any statement made in a Registration Statement or related Prospectus untrue or which requires the making of any changes in such Registration Statement or Prospectus so that they will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. As soon as practicable following expiration of the Suspension Period (as defined below), DAKA shall prepare and file with the Commission and furnish a supplement or amendment to such Prospectus so that, as thereafter deliverable to the purchasers of such Registrable Securities, such Prospectus will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

     In the case of a Resale Registration Statement, each Holder, upon receipt of any notice (a "Suspension Notice") from DAKA of the happening of any event of the kind described in Section 8.03(e)(v), shall forthwith discontinue disposition of the Registrable Securities pursuant to the Resale Registration Statement covering such Registrable Securities until such Holder's receipt of the copies of the supplemented or amended Prospectus contemplated by Section 8.03(e) or until it is advised in writing (the "Advice") by DAKA that the use of the Prospectus may be resumed, and has received copies of any additional or supplemental filings which are incorporated by reference in the Prospectus, and, if so directed by DAKA, such Holder will, or will request any broker-dealer acting as such Holder's agent or as an underwriter to, deliver to DAKA (at DAKA's expense) all copies, other than permanent file copies then in such Holder's or broker-dealer's possession, of the Prospectus covering such Registrable Securities current at the time of receipt of such notice; provided, however, that in no event shall the period from the date on which any Holder receives a Suspension Notice to the date on which any Holder receives either the Advice or copies of the supplemented or amended Prospectus contemplated by
Section 8.03(e) (the "Suspension Period") exceed 60 days; and provided further that such Suspension Notice shall not be effective unless DAKA has contemporaneously given an analogous notice to all other persons named as selling securityholders in then effective registration statements filed by DAKA with the Commission and to DAKA's directors. In the event that DAKA shall give any Suspension Notice, the time periods for which a Resale Registration Statement is required to be kept effective pursuant to Section 8.02 hereof shall be extended by the number of days during the Suspension Period.

Section 8.04. Registration Expenses

     DAKA shall bear all expenses incurred in connection with the registration of the Registrable Shares pursuant to Section 8.02 of this Agreement. Such expenses shall include, without limitation, all printing, legal and accounting expenses incurred by DAKA and all registration and filing fees imposed by the Commission, any state securities commission or the NASDAQ National Market. The Holders shall be responsible for any brokerage or underwriting commissions and taxes of any kind (including, without limitation, transfer taxes) with respect to any disposition, sale or transfer of Registrable Securities and for any legal, accounting and other expenses incurred by them.

Section 8.05. Indemnification and Contribution

     (a) Indemnification by DAKA. DAKA agrees to indemnify and hold harmless, to the full extent permitted by law, each Holder, its partners, officers, directors, trustees, stockholders, employees and agents, and each person who controls such Holder within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, or is under common control with, or is controlled by, such Holder, together with the partners, officers, directors, trustees, stockholders, employees and agents of such controlling person (collectively, the "Controlling Persons"), from and against all losses, claims, damages, liabilities and expenses (including without limitation reasonable legal fees and expenses incurred by any Holder or any such Controlling Person documented in writing) (collectively, the "Damages") to which such Holder, its partners, officers, directors, trustees, stockholders, employees and agents, and any such Controlling Person may become subject under the Securities Act or otherwise, insofar as such Damages (or proceedings in respect thereof) arise out of or are based upon any untrue or alleged untrue statement of material fact contained in any Registration Statement (or any amendment thereto) pursuant to which Registrable Securities were registered under the Securities Act, or caused by any omission or alleged omission to state therein a material fact necessary to make the statements therein in light of the circumstances under which they were made not misleading, or caused by any untrue statement or alleged untrue statement of a material fact contained in any Prospectus (as amended or supplemented if DAKA shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact necessary to make the statements therein in light of the circumstances under which they were made not misleading, except insofar as such Damages arise out of or are based upon any such untrue statement or omission based upon information relating to such Holder furnished in writing to DAKA by such Holder specifically for use therein; provided, however, that DAKA shall not be liable to any Holder under this Section 8.05(a) to the extent that any such Damages were caused by the fact that such Holder sold Securities to a person as to whom it shall be established that there was not sent or given, at or prior to the written confirmation of such sale, a copy of the Prospectus as then amended or supplemented if, and only if, (i) DAKA has previously furnished copies of such amended or supplemented Prospectus to such Holder and (ii) such Damages were caused by any untrue statement or omission or alleged untrue statement or omission contained in the Prospectus so delivered which was corrected in such amended or supplemented Prospectus.

     (b) Indemnification by the Holders. Each Holder agrees, severally and not jointly, to indemnify and hold harmless DAKA, its stockholders, directors, officers and each person, if any, who controls DAKA within the meaning of either
Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from DAKA to such Holder, but only with reference to information relating to such Holder furnished in writing to DAKA by such selling Holder specifically for use in any Registration Statement (or any amendment thereto) or any Prospectus (or any amendment or supplement thereto); provided, however, that such selling Holder shall not be obligated to provide such indemnity to the extent that such Damages result from the failure of DAKA to promptly amendor take action to correct or supplement any such Registration Statement or Prospectus on the basis of corrected or supplemental information provided by such selling Holder to DAKA expressly for such purpose. In no event shall the liability of any Holder of Registrable Securities hereunder be greater in amount than the amount of the proceeds received by such Holder upon the sale of the Registrable Securities giving rise to such indemnification obligation.

     (c) Contribution. To the extent that the indemnification provided for in paragraph (a) or (b) of this Section 8.05 is unavailable to an indemnified party or insufficient in respect of any Damages, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such Damages in such proportion as is appropriate to reflect the relative fault of DAKA on the one hand and the Holders on the other hand in connection with the statements or omissions that resulted in such Damages, as well as any other relevant equitable considerations. The relative fault of DAKA on the one hand and of the Holders on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by DAKA or by the Holders and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

     If indemnification is available under paragraph (a) or (b) of this Section 8.05, the indemnifying parties shall indemnify each indemnified party to the full extent provided in such paragraphs without regard to the relative fault of said indemnifying party or indemnified party or any other equitable consideration provided for in this Section 8.05(c).

     DAKA and each Holder agrees that it would not be just or equitable if contribution pursuant to this Section 8.05(c) were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to herein.

Section 8.06. Restrictions on Sale

     In the event of an underwritten public offering for the account of DAKA, upon the written request (the "Lock-up Request") of the managing underwriter (or underwriters) of such offering, each Holder agrees not to effect any public sale or distribution of any securities similar to those being registered in such offering (other than pursuant to such offering), including, without limitation, through sales of Securities pursuant to a Resale Registration Statement, during the 14 days prior to, and during the 90-day period beginning on the effective date of the Registration Statement relating to such offering (the "Lock-up Period"); provided, however, that the Holders shall not be required to comply with such Lock-up Request unless DAKA simultaneously demands analogous restrictions on sale and uses all reasonable efforts to obtain from all other persons who are contractually bound with DAKA to comply with such Lock-up Requests and from DAKA's directors. In the event of the delivery of a Lock-up Request, the time periods for which a Resale Registration Statement is required to be kept effective pursuant to Section 8.02 hereof shall be extended by the number of days during the Lock-up Period.

Section 8.07 Transfer of Registration Rights

     The registration rights of the Sellers and any Holders under this Article VIII may be transferred to any transferee of Registrable Securities that acquires at least 1,000 shares of Registrable Securities (appropriately adjusted for stock splits, stock dividends and the like). Each such transferee shall be deemed to be a "Holder" for purposes of this Article VIII.


                           ARTICLE IX. MISCELLANEOUS


Section 9.01. Law Governing

     This Agreement shall be construed under and governed by the internal laws, and not the law of conflicts, of the State of Minnesota.

Section 9.02. Notices

     Any notice, request, demand or other communication required or permitted hereunder shall be in writing and shall be deemed to have been given if delivered or sent by facsimile transmission (promptly followed by hard copy confirmation), upon receipt, or if sent by registered or certified mail upon the sooner of the expiration of three days after deposit in United States post office facilities properly addressed with postage prepaid or acknowledgment of receipt, as follows:

To the Company:        One Corporate Place
                       55 Ferncroft Road
                       Danvers, MA 01923
                       Attn:    Charles W. Redepenning, Jr.
                       Senior Vice President and General Counsel

with a copy to:        Goodwin, Procter & Hoar LLP
                       Exchange Place
                       Boston, MA 02109-2881
                       Attn: Ettore Santucci, P.C.

To Wagenheim c/o       Steven J. Wagenheim
and the Other          2397 Palmer Drive
Selling Stockholders:  New Brighton, MN 53112

with a copy to:        Briggs and Morgan
                       2400 IDS Center
                       Minneapolis, MN 55402
                       Attn:    Avron L. Gordon, Esquire

To Pew:                Arthur E. Pew, III
                       2515 Manitou Island
                       White Bear Lake, MN 55110

To PDSFC:             PDS Financial Corporation
                      6442 City West Parkway, Suite 300
                      Minneapolis, MN 55344
                      Attn:    David R. Mylrea
                      Chief Operating Officer

To Tenpas:            Douglas B. Tenpas
                      4653 Ewing Avenue South
                      Minneapolis, MN 55410

or to such other address of which any party may notify the other parties as provided above.


Section 9.03. Prior Agreements Superseded.

     This Agreement supersedes all prior understandings and agreements among the parties relating to the subject matter hereof.

Section 9.04. Assignability

     This Agreement shall be assignable by the Company (a) prior to the Closing to a subsidiary of the Company although no such assignment shall relieve the Company of any liabilities or obligations under this Agreement and (b) after the Closing, to any person. This Agreement shall not otherwise be assignable by the Company without the prior written consent of Sellers owning a majority of the Shares or (except as otherwise permitted by Section 8.07 hereof) by any Seller without prior written consent of the Company. This Agreement shall be binding upon and enforceable by, and shall inure to the benefit of, the parties hereto and their respective successors, heirs, executors, administrators and permitted assigns, and no others. Notwithstanding the foregoing, nothing in this Agreement is intended to give any person not named herein the benefit of any legal or equitable right, remedy or claim under this Agreement, except as expressly provided herein.

Section 9.05. Fees and Expenses

     Each of the parties to this Agreement shall pay his or her or its own expenses and costs associated with the negotiation, execution and delivery of this Agreement and any agreement or instrument contemplated hereby and the consummation of the transactions contemplated hereby, including all fees and expenses of counsel, accountants and financial advisors or other professionals acting on behalf of such party.

Section 9.06. Publicity and Disclosures

     None of the parties hereto nor any of their respective stockholders, affiliates, officers, directors or employees shall issue or cause the publication of any press release or other announcement with respect to this Agreement or the transactions contemplated hereby without the prior written consent of the Company and Sellers owning a majority of the Shares, except to the extent disclosure is required by any applicable law or regulation or by any court or authorized administrative or governmental agency.

Section 9.07. Captions and Gender

     The captions in this Agreement are for convenience only and shall not affect the construction or interpretation of any term or provision hereof. The use in this Agreement of the masculine pronoun in reference to a party hereto shall be deemed to include the feminine or neuter pronoun, as the context may require.

Section 9.08. Execution in Counterparts

     For the convenience of the parties and to facilitate execution, this Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same document.

Section 9.09. Certain Remedies; Severability

     It is specifically understood and agreed that any breach of this Agreement by any of the parties will result in irreparable injury to the aggrieved party, that the remedy at law alone will be an inadequate remedy for such breach and that, in addition to any other remedy for such breach and that, in addition to any other remedy it may have, such aggrieved party shall be entitled to enforce the specific performance of this Agreement by the breaching party and to seek both temporary and permanent injunctive relief, without the necessity of proving actual damages, but without limitation of their rights to recover such damages. In case any of the provisions contained in this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect, any such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement, but this Agreement shall be construed as if such invalid, illegal or unenforceable provision had been limited or modified (consistent with its general intent) to the extent necessary to make it valid, legal and enforceable, or if it shall not be possible to so limit or modify such invalid, illegal or unenforceable provision or part of a provision, this Agreement shall be construed as if such invalid, illegal or unenforceable provision or part of a provision had never been contained in this Agreement.

Section 9.10. Amendments; Waivers

     This Agreement may not be amended or modified except by a writing duly and validly executed by the Company and Sellers owning a majority of the Shares. Any party hereto may waive any covenant or condition intended for its benefit in its discretion, but delay on the part of any party in exercising any right, power or privilege hereunder shall not operate as a waiver thereof, nor shall any waiver on the part of any party of any such right, power or privilege, preclude any further exercise thereof or the exercise of any other such right, power or privilege. The rights and remedies of any party arising out of or otherwise in respect of any inaccuracy in or breach of any representation or warranty, or any failure to perform or comply with any covenant or agreement, contained in this Agreement shall in no way be limited by the fact that the act, omission, occurrence or other state of facts upon which any claim of any such inaccuracy, breach or failure is based may also be the subject matter of any other representation, warranty, covenant or agreement contained in this Agreement (or in any other agreement between the parties) as to which there is no inaccuracy, breach or failure.

Section 9.11. Exhibits and Schedules

     The Exhibits and Schedules to this Agreement are a part of this Agreement as if set forth in full herein. Any reference to this Agreement or any provision hereof shall be deemed to include a reference to the Schedules and Exhibits hereto.

         IN WITNESS WHEREOF, the parties hereto have executed or caused this Agreement to be executed as of the date set forth above.


                              CASUAL DINING VENTURES, INC.

                              By:      /s/ Charles W. Redepenning, Jr.
                              ----------------------------------------
                              Name:        Charles W. Redepenning, Jr.
                              Title:       Senior Vice President and
                                           General Counsel

                              DAKA INTERNATIONAL, INC.

                              By:      /s/ Charles W. Redepenning, Jr
                              ---------------------------------------
                              Name:        Charles W. Redepenning, Jr.
                              Title:       Senior Vice President and
                                           General Counsel


                              CHAMPPS DEVELOPMENT GROUP, INC.

                              By:      /s/ Steven J. Wagenheim
                              --------------------------------
                                           Steven J. Wagenheim
                                           President


                                       /s/ Steven J. Wagenheim
                                       -----------------------
                                           Steven J. Wagenheim


                                       /s/ Arthur E. Pew, III
                                       ----------------------
                                           Arthur E. Pew, III

                              PDS FINANCIAL CORPORATION

                              By:      /s/ David R. Mylrea
                              ----------------------------
                                           David R. Mylrea
                                           Chief Operating Officer

                              TENPAS

                              By:      /s/ Douglas B. Tenpas
                              ------------------------------
                                           Douglas B. Tenpas

                                      /s/ Kathleen R. Tenpas
                                      ----------------------
                                          Kathleen R. Tenpas

                   OTHER SELLING STOCKHOLDER'S SIGNATURE PAGE

     The undersigned hereby agrees to become a party to and be bound by that certain Stock Purchase Agreement dated as of March 18, 1996 by and among Casual Dining Ventures, Inc., DAKA International, Inc. and certain stockholders of Americana Dining Corp., a Minnesota corporation.


Date:    March 19        , 1996                            /s/ Robert Tinsley
       ------------------      ----------------------------------------------
                                                         Name: Robert Tinsley

                   OTHER SELLING STOCKHOLDER'S SIGNATURE PAGE

     The undersigned hereby agrees to become a party to and be bound by that certain Stock Purchase Agreement dated as of March 18, 1996 by and among Casual Dining Ventures, Inc., DAKA International, Inc. and certain stockholders of Americana Dining Corp., a Minnesota corporation.


Date:    March 19        , 1996                            /s/ Donald Johansen
       ------------------      -----------------------------------------------
                                                        Name:  Donald Johansen

                   OTHER SELLING STOCKHOLDER'S SIGNATURE PAGE

     The undersigned hereby agrees to become a party to and be bound by that certain Stock Purchase Agreement dated as of March 18, 1996 by and among Casual Dining Ventures, Inc., DAKA International, Inc. and certain stockholders of Americana Dining Corp., a Minnesota corporation.


Date:    March 19           , 1996                         /s/ Sterling Brazier
-------------------------------------------------------------------------------
                                                        Name:  Sterling Brazier

                   OTHER SELLING STOCKHOLDER'S SIGNATURE PAGE

     The undersigned hereby agrees to become a party to and be bound by that certain Stock Purchase Agreement dated as of March 18, 1996 by and among Casual Dining Ventures, Inc., DAKA International, Inc. and certain stockholders of Americana Dining Corp., a Minnesota corporation.


Date:    March 21        , 1996                            /s/ Timothy Cary
       ------------------      --------------------------------------------
                                                        Name:  Timothy Cary

                   OTHER SELLING STOCKHOLDER'S SIGNATURE PAGE

     The undersigned hereby agrees to become a party to and be bound by that certain Stock Purchase Agreement dated as of March 18, 1996 by and among Casual Dining Ventures, Inc., DAKA International, Inc. and certain stockholders of Americana Dining Corp., a Minnesota corporation.


Date:    March 19        , 1996                          /s/ Anthony F. Kroeten
       ------------------      ------------------------------------------------
                                                       Name: Anthony F. Kroeten

                   OTHER SELLING STOCKHOLDER'S SIGNATURE PAGE

     The undersigned hereby agrees to become a party to and be bound by that certain Stock Purchase Agreement dated as of March 18, 1996 by and among Casual Dining Ventures, Inc., DAKA International, Inc. and certain stockholders of Americana Dining Corp., a Minnesota corporation.


Date:    March 20     , 1996                             /s/ Debra Kroph Mastin
       ---------------      ---------------------------------------------------
                                                      Name:  Debra Kroph Mastin

                   OTHER SELLING STOCKHOLDER'S SIGNATURE PAGE

     The undersigned hereby agrees to become a party to and be bound by that certain Stock Purchase Agreement dated as of March 18, 1996 by and among Casual Dining Ventures, Inc., DAKA International, Inc. and certain stockholders of Americana Dining Corp., a Minnesota corporation.


Date:    March 22        , 1996                                /s/ Court Hawley
       ------------------      ------------------------------------------------
                                                             Name: Court Hawley

                   OTHER SELLING STOCKHOLDER'S SIGNATURE PAGE

     The undersigned hereby agrees to become a party to and be bound by that certain Stock Purchase Agreement dated as of March 18, 1996 by and among Casual Dining Ventures, Inc., DAKA International, Inc. and certain stockholders of Americana Dining Corp., a Minnesota corporation.


Date:    March 21       , 1996                                 /s/ Eric LaClair
       -----------------      -------------------------------------------------
                                                             Name: Eric LaClair

                   OTHER SELLING STOCKHOLDER'S SIGNATURE PAGE

     The undersigned hereby agrees to become a party to and be bound by that certain Stock Purchase Agreement dated as of March 18, 1996 by and among Casual Dining Ventures, Inc., DAKA International, Inc. and certain stockholders of Americana Dining Corp., a Minnesota corporation.


Date:    March 19        , 1996                                 /s/ Sally Touve
-------------------------------------------------------------------------------
                                                              Name: Sally Touve

                   OTHER SELLING STOCKHOLDER'S SIGNATURE PAGE

     The undersigned hereby agrees to become a party to and be bound by that certain Stock Purchase Agreement dated as of March 18, 1996 by and among Casual Dining Ventures, Inc., DAKA International, Inc. and certain stockholders of Americana Dining Corp., a Minnesota corporation.


Date:    March 18        , 1996                             /s/ Mitchel Wachman
       ------------------      ------------------------=-----------------------
                                                         Name:  Mitchel Wachman

                   OTHER SELLING STOCKHOLDER'S SIGNATURE PAGE

     The undersigned hereby agrees to become a party to and be bound by that certain Stock Purchase Agreement dated as of March 18, 1996 by and among Casual Dining Ventures, Inc., DAKA International, Inc. and certain stockholders of Americana Dining Corp., a Minnesota corporation.


Date:    March 19        , 1996                                /s/ Edmund Fadel
-------------------------------------------------------------------------------
                                                             Name: Edmund Fadel

                   OTHER SELLING STOCKHOLDER'S SIGNATURE PAGE

         The undersigned hereby agrees to become a party to and be bound by that certain Stock Purchase Agreement dated as of March 18, 1996 by and among Casual Dining Ventures, Inc., DAKA International, Inc. and certain stockholders of Americana Dining Corp., a Minnesota corporation.


Date:    March 18       , 1996                              /s/ David W. Walker
       -----------------      ---------------=---------------------------------
                                                          Name: David W. Walker

                                    EXHIBIT A

                 CERTAIN STOCKHOLDERS OF AMERICANA DINING CORP.



                                 Robert Tinsley
                                 Donald Johansen
                                Sterling Brazier
                                  Timothy Cary
                                 Anthony Kroeten
                               Debra Kropf Mastin
                                  Court Hawley
                                  Eric LaClair
                                   Sally Touve
                               Mitchel I. Wachman
                                 Edmund F. Fadel
                                  David Walker